Exhibit 99 - First Commonwealth Financial Corporation Press Release dated August 3, 2006

*** NEWS RELEASE ***

TO:	All Area News Agencies	For More Information Contact:

FROM:	First Commonwealth	John Dolan, Executive Vice President and
	Financial Corporation	Chief Financial Officer
First Commonwealth Financial Corporation
DATE:	August 3, 2006	(724) 349-7220

First Commonwealth Announces Receipt of Regulatory Approvals
and Exchange Ratio for Laurel Capital Merger

Indiana, PA., August 3, 2006-First Commonwealth Financial Corporation (NYSE:FCF) today announced that it has received all regulatory approvals required to complete the pending merger of Laurel Capital Group, Inc. (Nasdaq: LARL) into First Commonwealth.  A special meeting of the shareholders of Laurel Capital will be held on August 25, 2006 to vote on the merger.  If the shareholders of Laurel Capital approve the merger, the parties expect to complete the merger following the close of business on August 28, 2006.

Under the terms of the merger agreement, shareholders of Laurel Capital may elect to receive $28.25 in cash, 2.229 shares of First Commonwealth common stock, or a combination of cash and shares of First Commonwealth common stock in exchange for each of their shares of Laurel Capital stock, subject to allocation and proration to ensure that 70% of the total merger consideration is paid in the form of First Commonwealth common stock.  The exchange ratio was determined based on the average of the closing sale prices of First Commonwealth common stock on the New York Stock Exchange for the ten trading days ending on August 2, 2006, which is the trading day preceding the expiration of all statutory waiting periods for the regulatory approvals.

First Commonwealth Financial Corporation is a $5.9 billion bank holding company headquartered in Indiana, Pennsylvania.  It operates 101 retail branch offices in 15 counties in western and central Pennsylvania through First Commonwealth Bank, a Pennsylvania chartered bank and trust company.  Financial services and insurance products are also provided through First Commonwealth Financial Advisors, Inc. and First Commonwealth Insurance Agency.

Laurel Capital Group, Inc., headquartered in Allison Park, Pennsylvania, is the holding company of Laurel Savings Bank with total assets of $314.3 million, deposits of $258.8 million and shareholders' equity of $27.8 million at March 31, 2006.  Laurel Savings Bank has eight full service offices, including seven in Allegheny County and one in Butler County.

**MORE**

Laurel Capital and First Commonwealth have filed a definitive proxy statement / prospectus and other documents concerning the proposed merger transaction with the Securities and Exchange Commission (SEC).  Laurel Capital has mailed the proxy statement / prospectus to its shareholders in connection with the special meeting of shareholders to be called to consider the merger.  BEFORE MAKING ANY DECISION REGARDING THE MERGER, SHAREHOLDERS OF LAUREL CAPITAL ARE URGED TO READ THE PROXY STATEMENT / PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. You can obtain a free copy of the proxy statement / prospectus, as well as other filings containing information about First Commonwealth and Laurel Capital, at the SEC's website (http://www.sec.gov).  Copies of the proxy statement / prospectus and the SEC filings that have been incorporated by reference in the proxy statement / prospectus can be obtained, without charge, by directing a request to the Secretary of First Commonwealth Financial Corporation, Old Courthouse Square, 22 North Sixth Street, Indiana, PA 15701, (724) 349-7220, or to the Secretary of Laurel Capital Group, Inc., 2724 Harts Run Road, Allison Park, PA 15101, (412) 487-7404.  To obtain timely delivery, you should submit your request no later than August 18, 2006.

This press release may be deemed to be solicitation material with respect to the proposed merger of First Commonwealth and Laurel Capital.  Laurel Capital and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Laurel Capital in connection with the proposed merger.  Information about the directors and executive officers of Laurel Capital, their ownership of Laurel Capital common stock and their interests in the proposed merger is set forth in the definitive proxy statement / prospectus, dated July 20, 2006, for the special meeting of Laurel Capital shareholders to consider the merger, as filed with the SEC.

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